Registration No. 333-______

As filed with the Securities and Exchange Commission on January 20, 2006

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              Lincoln Park Bancorp
             (Exact Name of Registrant as Specified in its Charter)

          United States                                  61-1479859
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization


                              31 Boonton Turnpike
                         Lincoln Park, New Jersey 07035
                    (Address of Principal Executive Offices)


              Lincoln Park Bancorp 2005 Stock-Based Incentive Plan
                            (Full Title of the Plan)

                                   Copies to:

           Donald S. Hom                           Robert I. Lipsher, Esquire
President and Chief Executive Officer        Luse Gorman Pomerenk & Schick, P.C.
        Lincoln Park Bancorp                 5335 Wisconsin Ave., N.W, Suite 400
        31 Boonton Turnpike                        Washington, D.C.  20015
  Lincoln Park, New Jersey  07035                      (202) 274-2000
          (973) 694-0330
   (Name, Address and Telephone
    Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------


Common stock, par
value $0.01 per share          18,705(2)             $9.45(7)              $176,762.25              $18.91
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, par
value $0.01 per share          17,584(3)             $9.45(7)              $166,168.80              $17.78
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, par
value $0.01 per share          66,520(4)             $8.90(6)              $592,028.00              $63.35
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$0.01 per share                24,203(5)             $9.45(7)              $228,718.35              $24.47
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

TOTALS                        127,012                                    $1,163,677.40             $124.51
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Lincoln Park Bancorp 2005 Stock-Based Incentive Plan (the "Stock Benefit Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Lincoln Park Bancorp (the "Company") pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares of common stock awarded as restricted stock but not vested under the Stock Benefit Plan.
(3) Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan or any future grants of restricted stock.
(4) Represents the number of shares of common stock currently reserved for issuance for options granted pursuant to the Stock Benefit Plan.
(5) Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of stock options.
(6)  Determined pursuant to 17 C.F.R. Section 230.457(h)(1).
(7)  Determined pursuant to 17 C.F.R. Section 230.457(c).



         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan
                Annual Information

         The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

         The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

         a) The Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2004 (Commission File No. 000-51078), filed with the Commission on March 30, 2005 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-KSB referred to in (a) above; and

         c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on December 15, 2004 (Commission File No. 000-51078).

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

         All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Section 545.121 of the Office of Thrift Supervision (OTS) regulations provides indemnification for directors and officers of the Registrant. Although there are no indemnification provisions in the charter and bylaws of the Registrant, all the directors and officers of the Registrant have indemnification under OTS Regulations as described below.

         Generally, federal regulations define areas for indemnity coverage for federal savings associations, which apply to mid-tier stock holding companies such as the Registrant, as follows:

         (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

                  (i) Any amount for which that person becomes liable under a judgment in such action; and

                  (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

         (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

                  (i) Final judgment on the merits is in his or her favor; or

                  (ii) In case of:

                           a. Settlement,
                           b. Final judgment against him or her, or
                           c. Final judgment in his or her favor, other than on
                              the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

         (c) As used in this paragraph:

                  (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                  (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

                  (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;
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                  (iv)     "Settlement" includes the entry of a judgment by
                           consent or confession or a plea of guilty or of nolo contendere.


Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                      Reference to Prior Filing or
Exhibit Number               Document               Exhibit No. Attached Hereto
-------------                --------               ---------------------------

     4           Form of Common Stock Certificate        *

     5          Opinion of Luse Gorman Pomerenk         Attached as Exhibit 5
                & Schick, P.C.

     10         Lincoln Park Bancorp 2005 Stock-Based
                  Incentive Plan                        **

     23.1       Consent of Luse Gorman Pomerenk         Contained in Exhibit 5
                & Schick, P.C

     23.2       Consent of Beard Miller Company LLP     Attached as Exhibit 23.2

     24         Power of Attorney                       Contained on Signature
                                                        Page


* Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-116639 originally filed by the Company under the Securities Act of 1933, with the Commission on June 18, 2004, and all amendments or reports filed for the purpose of updating such description.
** Incorporated by reference to Appendix A to the proxy statement for the Company's 2005 Special Meeting of stockholders (Commission File No. 000-51078), filed by the Company under the Securities and Exchange Act of 1934, on November 22, 2005.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Lincoln Park, State of New Jersey, on this 20th day of January, 2006.


                                                LINCOLN PARK BANCORP


                                           By:  /s/ Donald S. Hom
                                                --------------------------
                                                Donald S. Hom, President and
                                                Chief Executive Officer
                                                (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Lincoln Park Bancorp (the "Company") hereby severally constitute and appoint Donald S. Hom, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Donald S. Hom may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Lincoln Park Bancorp 2005 Stock-Based Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Donald S. Hom shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


Signatures                                  Title                                            Date
----------                                  -----                                            ----

/s/ Donald S. Hom                   President and Chief Executive Officer               January 20, 2006
---------------------------
Donald S. Hom                       (Principal Executive and Financial Officer)



/s/ Nandini Mallya                  Vice President and Treasurer,                       January 20, 2006
---------------------------
Nandini Mallya                      (Principal Accounting Officer)



                                    Chairman of the Board                               ______ __, 2006
---------------------------
Stanford Stoller



/s/ William H. Weisbrod             Vice Chairman of the Board and                      January 20, 2006
---------------------------
William H. Weisbrod                 Director



/s/ David G. Baker                          Director                                    January 20, 2006
---------------------------
David G. Baker



/s/ John F. Feeney                          Director                                    January 20, 2006
---------------------------
John F. Feeney



                                            Director                                    _______ __, 2006
---------------------------
Edith M. Perrotti



                                  EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------

     4 Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Commission File No. 333-116639), originally filed by the Company under the Securities Act of 1933 with the Commission on June 18, 2004, and all amendments or reports filed for the purpose of updating such description).

     5            Opinion of Luse Gorman Pomerenk & Schick, P.C.

     10 Lincoln Park Bancorp 2005 Stock-Based Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Company's 2005 Special Meeting of stockholders (Commission File No. 000-51078), filed by the Company under the Securities and Exchange Act of 1934, on November 22, 2005).

     23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

     23.2         Consent of Beard Miller Company LLP

     24 Power of Attorney (contained in the signature page to this Registration Statement).